EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO PRESENT AT THE B. RILEY 14th ANNUAL INVESTOR CONFERENCE ON MAY 22nd

PASADENA, CA – May 15, 2013 - General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), today announced that President and Chief Executive Officer Ronald Valenta and Executive Vice President and Chief Financial Officer Charles Barrantes will be making a presentation at the B. Riley & Co. 14th Annual Investor Conference on Wednesday, May 22, 2013 at 1:00 p.m. local time at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

For more information about the conference please visit: http://brileyco.com/conferences_events/event/14th_annual_b._riley_co._investor_conference/.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
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